Exhibit 99.2

Employee Note

From: The Desk of Tom Priore

To: All Employees

Subject: Important News

Team,

This morning, we announced that Priority Commerce has entered into a definitive agreement for an investor group led by me to acquire all outstanding shares of the company’s common stock that the group does not already own. Priority’s common stockholders who are not affiliated with the Investor Group will receive $8.05 per share in cash at the close of the transaction.

I recognize that a change of this significance naturally brings questions, but I am confident this best positions Priority Commerce to achieve our vision for connected commerce. This announcement does not change our day-to-day operations, and there are no changes to roles, compensation, benefits, or the way we work.

We expect the transaction to close in the first half of 2027. Until then, Priority remains a publicly traded company and will continue to operate as such.

We will hold an All-Hands Town Hall on Thursday, October 1, at 9:30 a.m. ET to discuss our key objectives for the remainder of the year as well as provide more context on this transaction. Please look for a calendar invitation with joining details later this week.

In the interim, we encourage you to review the FAQ that we posted on our Investor Relations page. If you have questions not covered by the FAQ, please reach out to your manager. If one of your business partners or customers has a question that is not covered by the FAQ, please let your team leader know and we will do our best to get an answer.

As always, if you receive any inquiries from the media about this news, please do not comment – you can refer the questions to media@prioritycommerce.com.

Thank you for your continued focus on our customers and one another. We are excited about this next chapter for Priority Commerce and look forward to speaking with you all soon.

Best regards,

Tom

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: (i) the risk that the merger may not be completed in a timely manner or at all, including the risk that the merger may not be completed by the outside date; (ii) the failure to obtain the required approval of Priority’s stockholders; (iii) the failure to satisfy the other closing conditions to the merger, including the receipt of required regulatory approvals related to state money transmitter licenses or the implementation of alternative compliance arrangements; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (v) potential litigation relating to the merger, including the effects of any outcomes related thereto; (vi) the effect of the announcement or pendency of the merger on Priority’s business relationships, results of operations and business generally, including the ability to retain key employees; (vii) risks that the proposed merger may disrupt current plans and operations; (viii) the amount of the costs, fees, expenses and charges related to the merger; (ix) the risk that the price of Priority’s common stock may decline significantly if the merger is not completed; and (x) the risks and uncertainties described in Priority’s filings with the SEC, including Priority’s most recent Annual Report on Form 10-K.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 10, 2026. These filings are available online at www.sec.gov or www.prioritycommerce.com.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law. We qualify all of our forward-looking statements by these cautionary statements.

Important Additional Information and Where to Find It

In connection with the Agreement, the Company plans to file a proxy statement and certain other documents with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AGREEMENT. Stockholders will be able to obtain, free of charge, copies of the proxy statement and other documents that are filed by the Company when filed with the SEC in connection with the Agreement at the SEC’s website (http://www.sec.gov) and at the Company’s website at https://ir.prioritycommerce.com/.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the merger. Additional information regarding the identity of any such participants, and their respective direct and indirect interests in the Agreement, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the Agreement. You may obtain free copies of these documents using the sources indicated above.